UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): August 4, 2005

                              PACIFIC CMA, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                   0-27653                 84-1475073
      (State or other jurisdiction(Commission File Number) (I.R.S. Employer
         of incorporation)                                  Identification No.)

                      c/o Airgate International Corporation
                            153-10 Rockaway Boulevard
                             Jamaica, New York 11434
                (Address of Principal Executive Offices/Zip Code)

                                 (212) 247-0049
              (Registrant's telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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Item 1.01.  Entry into a Material Definitive Agreement

Effective August 4, 2005, Pacific CMA, Inc. (the "Company") completed a financing transaction with Laurus Master Fund, Ltd. ("Laurus") pursuant to the terms of a Security Agreement (the "Security Agreement"), dated as of July 29, 2005, by and among the Company, certain of the Company's United States subsidiaries (the "Subsidiaries"), and Laurus (the "Financing"). Pursuant to the Security Agreement, the Company issued and sold to Laurus (i) a Secured Convertible Minimum Borrowing Note (the "Minimum Borrowing Note") in the principal amount of $4 million, which is convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock"), and (ii) a Secured Revolving Note (the "Revolving Note," and, together with the Minimum Borrowing Note, the "Notes"), which Notes are in the aggregate principal amount of $7.5 million. The Revolving Note also is convertible into shares of Common Stock. The Company also issued to Laurus a warrant (the "Warrant") to purchase, at any time prior to July 29, 2012, up to 1,500,000 shares of Common Stock at a purchase price of $1.00 per share, subject to adjustments. The issuance of the Notes and the Warrant were completed in a private placement pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. In connection with the Financing, the Company paid to Laurus $322,500, which included $30,000 for Laurus' legal fees and other transaction costs and expenses.

      Initial Funding. On August 4, 2005, the Company received initial funding under the Financing in the amount of $5,982,000 less fees and costs in the amount of $322,500 payable to Laurus, in connection with the Financing.

      Maturity. The Notes are due on July 29, 2008 (the "Maturity Date").

      Interest Rate. The interest rate on the Notes is equal to the greater of
(i) six percent (6%), and (ii) the prime rate plus one percent (1)%. The interest rate may be adjusted downward depending on (i) whether the Company has registered the shares of Common Stock underlying the Minimum Borrowing Note, and the Warrant, and (ii) the price of the Common Stock.

      Repayment. Amounts outstanding under the Minimum Borrowing Note and the Revolving Note will either be paid in cash at maturity or at Laurus' option, by converting such amounts into shares of the Common Stock from time to time.

      Availability Under The Revolving Note And The Minimum Borrowing Note. The maximum amount available under the Revolving Note and the Minimum Borrowing Note is equal to the lesser of (i) $7.5 million less any reserves required by Laurus; or (ii) 90% of the Eligible Accounts (as defined in the Security Agreement) less any reserves required by Laurus. If at any time the amount outstanding under the Revolving Note is equal to or greater than $500,000 and the amount outstanding under the Minimum Borrowing Note is less than $4 million, then the outstanding amount of the Revolving Note will be segregated until aggregate segregated amounts under the Revolving Note equals $4 million, at which time a new Minimum Borrowing Note in the same form of the initial Minimum Borrowing Note will be issued and the Revolving Note reduced correspondingly.


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      Conversion Price. The initial fixed conversion price of the Notes is $0.88 per share with respect to the first $3,750,000 of aggregate principal amount converted and $1.05 per share for any additional amount of principal converted and is subject to certain anti-dilution adjustments.

      Events of Default. Upon the occurrence of an event of default under the Notes, the interest rate on the Notes shall be increased by 1% per month, and if the event of default continues beyond any applicable grace period, then Laurus may require the Company to repay 120% of the aggregate principal amount then outstanding, plus all accrued, but unpaid, interest then outstanding. Generally, events of default include, but are not limited to (i) a failure to pay principal, interest or fees; (ii) a breach of covenant, representations and warranties; (iii) the appointment of a receiver or trustee for the Company, or any of the Subsidiaries; (iv) the entry of any judgment in excess of $100,000 against the Company or any of its Subsidiaries or any of their assets, and the judgment remains unvacated, unbonded or unstayed for thirty (30) days; (v) the commencement of bankruptcy, insolvency, liquidation or reorganization proceedings by or against the Company of its Subsidiaries; (vi) a stop in the trading of Common Stock that is in effect for more than five days; or (vii) the occurrence of an event of default under the Security Agreement or related agreements or under any other indebtedness default.

      Security. The Notes are secured by a first priority lien on the assets of the Company and the Subsidiaries. As a part of granting the first priority lien on its assets, the Company entered into a Stock Pledge Agreement (the "Stock Pledge Agreement"), dated as of July 29, 2005, with Laurus, pursuant to which the Company pledged the capital stock of the Subsidiaries as security for the loans from Laurus.

      Registration Rights. Pursuant to the terms of a Registration Rights Agreement, dated as of July 29, 2005, by and between the Company and Laurus, the Company agreed to file a registration statement to cover the resales of the shares of Common Stock issuable upon conversion of the Minimum Borrowing Note and the Warrant. Failure of the Company to comply with the registration requirements in the Registration Rights Agreement within specified time periods would require the Company to pay liquidated damages until the failure to comply is cured.

      Restrictions on Conversion of Note and Exercise of Warrant. Laurus shall not be entitled to receive shares of Common Stock upon exercise of the Warrant, upon payment of principal and interest on the Note, or upon conversion of the
Note if such receipt would cause Laurus to be deemed to beneficially own in excess of 4.99% of the issued and outstanding shares of the Common Stock on the date of issuance of such shares (such provision may be waived by Laurus upon 75 days prior written notice to the Company). Further, in accordance with the American Stock Exchange rules ("ASE Rules"), the aggregate number of shares of Common Stock issuable by the Company and acquirable by Laurus at an average price below $.81 per share pursuant to the terms of the Notes and the Warrant shall not exceed an aggregate of 5,095,933 shares of Common Stock (representing in the aggregate 19.99% of the issued and outstanding shares of Common Stock on July 29, 2005), and subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock, such issuance the "Maximum Common Stock Issuance", unless the issuance of shares of Common Stock in excess of the Maximum Common Stock Issuance shall first be approved by the Company's stockholders in accordance with ASE Rules.


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      Right to Redeem Note. The Company has the option of prepaying the outstanding principal amount in whole or in part by paying an amount equal to 120% of the principal amount, plus (i) $200,000 if redeemed prior to the date twelve (12) months from the Closing Date, (ii) $150,000 if redeemed between the period twelve (12) months following and twenty-four (24) months following the Closing Date, and (iii) $100,000, if redeemed between the period twenty-four
(24) months following the Closing Date and prior to the Maturity Date, by giving at least seven (7) days prior written notice of redemption to Laurus.

The foregoing descriptions of the Security Agreement, the Notes, the Warrant, Registration Rights Agreement and the Stock Pledge Agreement are qualified by reference in their entirety to copies of such documents or forms of such documents which are filed herewith as exhibits and incorporated in this Item
1.01 by reference.

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On approximately August 4, 2005, the Company used approximately $2.5 million of the proceeds received from the financing described in Item 1.01 above to repay and terminate a Business Loan Agreement with Far East National Bank (as modified, the "Prior Debt Agreement"), by and among the Company's subsidiaries, Airgate International Corporation and AGI Logistics (Hong Kong) Ltd. The Prior Debt Agreement contained covenants customary in such financial arrangements.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The disclosure contained in Item 1.01 is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure contained in Item 1.01 is incorporated herein by reference.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Set forth below is a list of Exhibits included as part of this Current Report.

      99.1 Security Agreement, dated as of July 29, 2005, by and among Pacific CMA, Inc., certain acquired United States Subsidiaries of Pacific CMA, Inc. and Laurus Master Fund, Ltd.

      99.2 Form of Secured Convertible Minimum Borrowing Note dated as of July 29, 2005 and due July 29, 2008

      99.3 Form of Secured Revolving Note dated as of July 29, 2005 and due July 29, 2008

      99.4 Stock Pledge Agreement, dated as of July 29, 2005, by and between Pacific CMA, Inc., certain named United States Subsidiaries of Pacific CMA, Inc. and Laurus Master Fund, Ltd.

      99.5  Form of Warrant, dated as of July 29, 2005

      99.6 Registration Rights Agreement, dated as of July 29, 2005, by and between Pacific CMA, Inc. and Laurus Master Fund, Ltd.

      This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).



                   Remainder of Page Intentionally Left Blank



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PACIFIC CMA, INC.

                                              By: /s/ Alfred Lam
                                                  ------------------------------
                                                  Name:  Alfred Lam
                                                  Title:  President

Dated:  August 4, 2005


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                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

      99.1 Security Agreement, dated as of July 29, 2005, by and among Pacific CMA, Inc., certain acquired United States Subsidiaries of Pacific CMA, Inc. and Laurus Master Fund, Ltd.

      99.2 Form of Secured Convertible Minimum Borrowing Note dated as of July 29, 2005 and due July 29, 2008

      99.3 Form of Secured Revolving Note dated as of July 29, 2005 and due July 29, 2008

      99.4 Stock Pledge Agreement, dated as of July 29, 2005, by and between Pacific CMA, Inc., certain named United States Subsidiaries of Pacific CMA, Inc. and Laurus Master Fund, Ltd.

      99.5  Form of Warrant, dated as of July 29, 2005

      99.6 Registration Rights Agreement, dated as of July 29, 2005, by and between Pacific CMA, Inc. and Laurus Master Fund, Ltd.